EXHIBIT A - JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: July 26, 2012

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ William Fox
Name: William Fox
Title: Chief Financial Officer and Executive Vice President

LEHMAN ALI INC.

By:	/s/ William Fox
Name: William Fox
Title: Chief Financial Officer and Executive Vice President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ William Fox
Name: William Fox
Title: Chief Financial Officer and Executive Vice President